EXHIBIT 23.2



                          CONSENT OF ERNST & YOUNG LLP


We consent to incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Triad Guaranty Inc. 401 (k) Profit-Sharing Plan of our report dated May 30, 2003 with respect to the financial statements and schedule of Triad Guaranty Inc. 401 (k) Profit-Sharing Plan included in the form 11-k for the year ended December 31, 2002.

ERNST & YOUNG LLP


Greensboro, North Carolina
June 25, 2003